Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Mercantile Bank Corporation of our report dated March 3, 2025, relating to the consolidated financial statements and the effectiveness of Mercantile Bank Corporation’s internal control over financial reporting, appearing in Mercantile Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Plante & Moran, PLLC Grand Rapids, MI September 16, 2025